EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Form 8-K/A of our report dated January 30, 2004 on the consolidated financial statements of Independence Bancorp as included in the Form S-4 Registration Statement No. 333-113163.

/s/ Crowe Chizek and Company LLC
Louisville, Kentucky
September 17, 2004